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                           THE GLOBAL SOURCES EMPLOYEE

                         EQUITY COMPENSATION PLAN NO. II
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                            Appleby Spurling & Kempe
                                   Cedar House
                                 41 Cedar Avenue
                                 Hamilton HM 12



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                                    CONTENTS

No.      Section                                                     Page

1.       Name of the Plan.................................................3
2.       Purpose of the Plan..............................................3
3.       Shares Subject to the Plan.......................................3
4.       Eligible Persons.................................................3
5.       Exercise Price...................................................3
6.       Payment..........................................................4
7.       Non-transferability..............................................4
8.       Adjustments......................................................4
9.       Option Term......................................................4
10.      Plan Duration....................................................5
11.      Administration...................................................5
12.      Terminating Transactions.........................................6
13.      Take Over or Change of Control...................................6
14.      Government Regulations...........................................7
15.      Costs and Expenses...............................................7
16.      Amendment or Termination of the Plan.............................7
17.      Effective Date of this Plan......................................7
18.      Limitation of Liability..........................................7
19.      Governing Law and Jurisdiction...................................8

Schedule 1
Schedule 2



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                           THE GLOBAL SOURCES EMPLOYEE

                         EQUITY COMPENSATION PLAN NO. II

1.   Name of the Plan

     This Employee Equity Compensation Plan shall be known as The Global Sources Employee Equity Compensation Plan No. II.

2.   Purpose of the Plan

     Under the Global Sources Employee Equity Compensation Plan No. II (the "Plan") options ("Options"), or individually an option ("Option"), may be granted to purchase Class "A" voting ordinary shares of US$1.00 each (the "Shares") in Trade Media Holdings Ltd., a company incorporated in the Cayman Islands (the "Company"), through The Global Sources Employee Equity Compensation Trust (the "Trust").

3.   Shares Subject to the Plan

     The Shares held by Harrington Trust Limited as trustee of the Trust dated 30 December 1999 (the "Trustee") shall be eligible for issuance by the Trustee pursuant to the Plan for the granting of Options under the Plan, subject to adjustments under Section 8 below. Shares which are subject to an Option granted under this Plan which remains unexercised in whole or in part at the date of expiry, termination or cancellation of the Option will be available for the granting of any future Option or Options under the Plan or any other employee equity compensation plans. A Plan Committee is constituted under the Trust and appointed by the Company to determine the allocation of shares and other benefits to the Grantees.

4.   Eligible Persons

     The persons eligible to receive a grant of Options under the Plan (a "Grantee" and collectively the "Grantees") are any persons employed ("eligibly employed") by the Company, including Directors of the Company, or by its parent (if any), or any of its subsidiaries or its affiliates on a salaried basis, at the date of the public listing of the Company's shares (the "listing") on an appointed Stock Exchange (including the Nasdaq National Market). Grantees shall be determined by resolution of the Board of Directors of the Company, whose decision shall be final. The number of Options which may be granted to a Grantee shall be determined in accordance with the provisions of Schedule 1 hereof.

5.   Exercise Price

     The exercise price ("the Exercise Price") for each Option granted to purchase any of the Shares available for the purpose at the commencement of the Plan shall be determined by the Plan Committee at the time of Grant.


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                                      -2-

6.   Payment

     Payment for Shares purchased upon any exercise of an Option granted under the Plan (the "Subscription Monies") may be made in full by cheque by the Grantee or the Grantee's personal representatives (as the case may be) to the Trustee.

7.   Non-transferability

     Any Option granted under the Plan shall by its terms be non-transferable by the Grantee and any Shares purchased upon any exercise of an Option granted under the Plan shall be non-transferable except in accordance with Section 9 hereof and with the terms of Schedule 2 respectively.

8.   Adjustments

     If the outstanding Shares then subject to the Plan are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganisations, recapitalisations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments shall be made in the number and/or type of shares or securities for which Options then outstanding under the Plan may thereafter be exercised. Any such adjustment in outstanding Options may also adjust the Exercise Price of such Options in order to preserve, but not to increase or decrease, the benefits of the Grantees under Options existing immediately prior to the event giving rise to such adjustment.

9.   Option Term

     Each Option granted under the Plan shall vest in the Grantee on the date upon which it shall be granted, subject to the following:

     (a) Initial Options of a Grantee granted under this Plan must be exercised in whole or in part within 95 days after its date of grant.

     (b) Subsequent Options of a Grantee granted under this Plan shall be exercised within the period determined by the Company at the time of the grant.

     (c)  In the case of every Option granted hereunder:

          (i) if a Grantee ceases to be employed by the Company or its parent (if any) or subsidiary or affiliate because of the Grantee's discharge for "cause", as hereinafter defined, or the resignation of the employee, which shall include retirement other than at "normal retirement", as hereinafter defined, the Option expires concurrently with such cessation of employment;

          (ii) if the Grantee shall die, become disabled or take normal retirement while eligibly employed the Grantee or, in the case of death, the person or persons to whom the Grantee's rights under the Option shall have lawfully passed


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                                      -3-

               whether by will, by the applicable laws of succession or otherwise, shall retain the same rights of exercise with respect to Options held at the time of death disablement or normal retirement as would have been available if the Grantee had continued to be eligibly employed;

          (iii) "cause", shall mean conduct, as determined by the Board, involving one or more of the following: the commission of an act of theft, embezzlement, fraud, dishonesty, or moral turpitude, the deliberate disregard of the rules of the Company which resulted in or on the Board's determination may result in loss, damage or injury to the Company, the unauthorised disclosure of any trade secret or confidential information of the Company, or the commission of an act which constitutes unfair competition with the Company. In the event that the Grantee does not accept the determination of the Company, the matter will be decided in accordance with Bermuda law and the exercise by that employee of Options will be suspended pending resolution by the Bermuda Courts;

          (iv) "normal retirement" shall mean retirement from active employment by the person eligibly employed on or after the normal retirement date specified in the applicable pension plan relating to the person eligibly employed or if there is no such pension plan, age 65.

10.  Plan Duration

     The Plan shall terminate on December 31, 2000 if no listing has occurred by such date (and all outstanding Options on that date shall be forfeited and shall terminate). Options may not be granted more than ten years after the effective date of the Plan.

11.  Administration

     The Plan shall be managed and administered by the Trustee subject to the directions of the Plan Committee as provided under the Trust.

     The interpretation and construction by the Trustee of any provisions of the Plan or of any Option granted hereunder shall be final and binding upon Grantees and their respective successors, unless otherwise determined by the Company, in which case such determination of the Company shall be final and binding. Neither the Trustee nor the Company shall be liable for any action taken, or determination made, in good faith.

     The Trustee or the Company may, from time to time, adopt rules and regulations for carrying out the Plan and, subject to the provisions of the Plan, may issue a certificate in the form annexed to the Plan or prescribe the form or forms of the instruments evidencing Options granted under the Plan.

     Subject to the provisions of the Plan and to the directions of the Plan Committee, the Trustee shall have full and final authority in its discretion to select the persons to be granted an op-


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                                      -4-

     tion, to grant such Option, to determine the number of Shares to be subject thereto, the terms of exercise, including any vesting provisions, the expiration date, any conditions which the Grantee must fulfil in order to exercise an option and such other terms and provisions thereof as it may authorise at the time when each Option is granted, each of which terms and provisions may be different for each Option. The Trustee, with the consent of the Plan Committee, may amend the terms of any existing Option to accelerate the time or times at which such Option, or any part thereof, shall become exercisable, or in any other respect which shall not adversely affect the rights of the holder of such Option.

     The Company may delegate any of its powers, rights, duties and responsibilities under the Plan to the Plan Committee who may discharge same with the authority and in the place and stead of the Company.

12.  Terminating Transactions

     Upon the dissolution or liquidation of the Company, upon a reorganisation, merger or consolidation of the Company with one or more bodies corporate as a result of which the Company is not the surviving company, or as a result of which the outstanding Shares are converted into cash, or property or securities not issued by the Company, or upon a sale of substantially all the property or shares of the Company excluding the share exchange agreement entered into with the Fairchild Corporation, Fairchild (Bermuda) Ltd., the Company, and the Company's shareholders (the "Share Exchange") (any of which shall be deemed hereunder to constitute a "Terminating Transaction"), the Plan shall terminate. Upon the happening of a Terminating Transaction, the unexercised portion of all Options then outstanding shall ipso facto become exercisable and the Trustee shall, on the date of consummation of the Terminating Transaction, or on such earlier date as the Trustee may in its discretion determine, accept the surrender by each Grantee of the right to exercise all of such Options held by him and shall make payment in consideration therefor of an amount equal to the difference obtained by subtracting the exercise price of the Shares which are the subject of such surrendered Option from the Fair Market Value of such Shares on the date of such surrender (such amount not to be less than zero), such payment to be made by cheque. The Trustee may withhold from any payment the applicable withholding tax or any other taxes or charges that an employer is normally charged with doing in respect of employee compensation.

13.  Take Over or Change of Control

     In the event that, whether as the result of a successful offer to shareholders or otherwise, but excluding the consequence of the Share Exchange, 50 percent or more of the issued and outstanding Shares are held or beneficially owned by a person or group of persons acting in concert the unexercised portion of all Options then outstanding shall ipso facto become exercisable and the Trustee shall, on the twentieth business day after the happening of such event shall first have come to the notice of the Company, or such earlier date as the Trustee may decide, accept the surrender by each Grantee of the right to exercise all of such Options in all respects as though the Trustee had elected to accept such surrender pursuant to
     Section 12 hereof, except that the payment in consideration therefor shall be the higher of the Fair Mar-


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                                      -5-

     ket Value of the Shares represented by such Options and the price per Share offered to shareholders as aforesaid (if applicable), subject to any deductions made by the Trustee pursuant to the last sentence of Section 12 hereof.

14.  Government Regulations

     The Trustee shall not issue any Shares upon the exercise of any Option unless and until all licences, permissions and authorisations required to be granted by the Government of Bermuda, or by any authority or agency thereof, shall have been duly received.

15.  Costs and Expenses

     All costs and expenses with respect to the adoption of the Plan and in connection with the registration of Shares shall be borne by the Company; provided, however, that except as otherwise specifically provided in the Plan or in any agreement between the Company and a Grantee, the Company shall not be obliged to pay any costs or expenses (including legal fees) incurred by any Grantee in connection with any Option or Shares held or transferred by any Grantee.

16.  Amendment or Termination of the Plan

     The Company by resolution of the Board of Directors may alter, amend, suspend or terminate the Plan; however, except as otherwise provided in the Plan, no such action shall deprive the Grantee, without his or her consent, of any Option or any of the rights thereunder granted to the Grantee pursuant to the Plan. Except as herein provided, no such action of the Company, unless taken with the approval of a resolution of the shareholders of the Company in general meeting may:

     (a)  reduce the minimum permissible exercise price for Options;

     (b)  extend the termination date of the Plan set forth herein; or

     (c)  alter the class of persons eligible to receive Options under the Plan.

     No amendment of this Plan shall increase the duties and responsibilities of the Trustee without its consent.

17.  Effective Date of this Plan

     The effective date of this Plan shall be the earlier of the date the Shares are transferred to the Trust and the date of the listing.

18.  Limitation of Liability

     No member of the Board or the Plan Committee, or any officer or employee of the Company acting on behalf of the Board or the Plan Committee, shall be personally liable for any action,


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                                      -6-

     determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

19.  Governing Law and Jurisdiction

     This Plan shall be governed by and interpreted and construed in accordance with the laws of Bermuda and the Company and each Grantee hereby irrevocably submits to the exclusive jurisdiction of the courts of Bermuda.

IN WITNESS WHEREOF the Company has caused its common seal to be hereunto affixed in the presence of its duly authorised officers as of the ___ day of __________ 2000.


The COMMON SEAL of                  )

Trade Media Holdings LTD.           )

was hereunto affixed                )

in the presence of:-                )


--------------------------

Director

--------------------------

Secretary



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          THIS DOCUMENT IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE

                            TRADE MEDIA HOLDINGS LTD.

                               OPTION CERTIFICATE

           THE GLOBAL SOURCES EMPLOYEE EQUITY COMPENSATION PLAN NO. II


THIS IS TO CERTIFY that, on the date shown below, an Option was granted to the Grantee named below, subject to the provisions of the above-mentioned Plan, as amended from time to time and to the Rules made pursuant thereto for the time being in force, to subscribe, at the Exercise Price stated below, for the number of Class "A" voting ordinary shares of US$1.00 each in the capital of Trade Media Holdings Ltd. specified below.

Grantee:         Name:     _______________________________________________

                 Address:  _______________________________________________

                           _______________________________________________

                           _______________________________________________

Date of Grant:_______________________________________________

Expiry Date:  _______________________________________________

Exercise Dates:  This Option must be exercised within 95 days of the date of its grant. The Option may also become exercisable on the happening of certain events specified in the Plan. Please refer to the Plan and the Rules for full particulars.

Number of Shares subject to the Option: _______________________________

Exercise Price per Share:               _______________________________

Total Subscription Cost on exercise in full:  ________________________________
                                              For and on behalf of the Trustee

                                              ________________________________


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                                   SCHEDULE 1

For the purpose of this Schedule 1 the term "eligibly employed" shall have that meaning ascribed to it in Section 4 of the Plan.

The number of Options which may be granted to a Grantee shall be determined as follows; provided that the maximum number of Shares that may be issued to any individual upon exercise of an Option or Options granted under the Plan in any calendar year shall not exceed 25% of the aggregate number of Shares to be issued under the Plan:

1. If a Grantee has been eligibly employed for a period of six years or more at the date of the listing of the Company, such Grantee shall receive Options to acquire Shares up to a value of 60 per cent of the Grantee's prior 12 month's income (inclusive of salaries, bonuses and commissions, but excluding all other benefits).

2. If a Grantee has been eligibly employed for a period of less then six years but more than four years at the date of the listing of the Company, such Grantee shall receive Options to acquire Shares up to a value of 40 per cent of the Grantee's prior 12 month's income (inclusive of salaries, bonuses and commissions, but excluding all other benefits).

3. If a Grantee has been eligibly employed for a period of less than four years but more than two years at the date of the listing of the Company, such Grantee shall receive Options to acquire Shares up to a value of 20 per cent of the Grantee's prior 12 month's income (inclusive of salaries, bonuses and commissions, but excluding all other benefits).

4. If a Grantee has been eligibly employed for a period of less than 2 years but more than 12 months at the date of the listing of the Company, such Grantee shall receive Options to acquire Shares up to a value of 10 per cent of the Grantee's prior 12 month's income (inclusive of salaries, bonuses and commissions, but excluding all other benefits).

5. If a Grantee has been eligibly employed for a period of less than 12 months the date of the listing of the Company, such Grantee shall receive Options to acquire Shares up to a value of 10 per cent of the Grantee's current annualised income. Annualised income is inclusive of salaries, bonuses and commissions but excludes all other benefits.



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                                   SCHEDULE 2

For the purpose of this Schedule 2 the term "eligibly employed" shall have that meaning ascribed to it in Section 4 of the Plan.

Upon exercise of the Options by the Grantee and payment of the Exercise Price, the Shares purchased by the Grantee shall not vest in the Grantee but shall be held by the Trustee for the Grantee subject to the following provisions:

1. If the Grantee remains eligibly employed upon the first anniversary of the listing of the Company the Grantee can direct the Trustee to transfer one third of the Shares for which the Grantee has subscribed to the Grantee or to such person as the Grantee directs and upon the second anniversary of the listing of the Company, the Grantee can direct the Trustee to transfer one further third of the Shares for which the Grantee has subscribed to the Grantee or to such other person as the Grantee directs and upon the third anniversary of the listing of the Company the Grantee can direct the Trustee to transfer the remainder of the Shares for which the Grantee has subscribed to the Grantee or to such person as the Grantee directs provided that in the event of the Grantee directing the Trustee to transfer the Shares to someone other than the Grantee, the Grantee shall be responsible for obligations, liabilities or taxes incurred as a consequence of such direction.

2. If the Grantee ceases to be eligibly employed by reason of death, disability or normal retirement the Grantee (or the personal representative of the Grantee as the case may be) can direct the Trustees to transfer to the Grantee or to such person as the Grantee or the personal representative of the Grantee (as the case may be) directs any Shares held for the Grantee provided that in the event of the Grantee or the Personal Representative of the Grantee directing the Trustee to transfer the Shares to someone other than the Grantee, the Grantee or the Personal Representative of the Grantee (as the case may be) shall be responsible for obligations, liabilities or taxes incurred as a consequence of such direction.

3. If the Grantee is discharged for cause or shall become the employee of a Competitor or shall otherwise cease to be eligibly employed the Subscription Monies shall be repaid or the Subscription Shares shall be transferred, as the case may be, to the Grantee upon the expiration of the third anniversary of the listing of the Company without payment of interest thereon. The definition "Competitor" shall be determined by the Company whose decision shall be final.